Exhibit 99.1

LendingTree Announces Chief Financial Officer Transition, Additional Leadership Promotions
Company to exceed Q2 revenue guidance and maintains Adjusted EBITDA outlook

CHARLOTTE, N.C., June 18, 2024 /PRNewswire/ -- LendingTree, Inc. (NASDAQ: TREE), is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company") and the operator of LendingTree.com, the nation's leading online financial services marketplace, announces the promotion of Jason Bengel to Chief Financial Officer following the departure of Trent Ziegler on August 9, 2024. Along with this change, LendingTree is also announcing several leadership changes to further propel the Company's strategic initiatives and growth trajectory.

After 12 years of exceptional service, Trent Ziegler will be stepping down from his position to pursue a new opportunity outside the Company. Ziegler leaves behind a legacy of strong shareholder relationships, optimized cost structure and the successful execution of complex financing initiatives.

Jason Bengel, an integral member of LendingTree’s management team and a Chartered Financial Analyst, will step into the CFO role effective as of August 9, 2024. Bengel's expertise in financial planning and analysis, coupled with his dedication to operational efficiency and deep understanding of LendingTree’s business lines, position him well to drive LendingTree's financial strategies forward.

“Jason’s leadership and insights have been instrumental in enhancing the Company’s reporting standards and bringing discipline to the organization's operations, both of which will be crucial as we continue to efficiently scale the business,” said Doug Lebda, LendingTree Chairman and CEO. "We are grateful for Trent's exceptional contributions to LendingTree and wish him ample success in his new role. While Trent will be missed among our team, I am incredibly confident in Jason’s skilled expertise and in his ability to lead our finance team to drive operational excellence.”

Additionally, effective immediately, Sarah Guidry will expand her role into SVP of Analytics and Corporate Strategy. Guidry has been leading LendingTree's Analytics function since 2021, and as part of this move, her responsibilities expand into LendingTree's strategy work, including the new AI lab, underscoring the Company’s commitment to data-driven decision making. Lebda adds “I’ve seen first-hand how Sarah can take ambiguous processes and improve them for greater clarity and accountability. This move more closely aligns analytics and strategy, enabling us to make smarter prioritization decisions. I’m incredibly excited to see what she can accomplish in this new role.”

Finally, also effective immediately, Andrew Wessel will be taking on a larger role as SVP of Investor Relations and Corporate Development. Wessel will continue to strengthen LendingTree’s relationships with shareholders, banks, and other capital market participants. “Andrew’s experience as an equity research analyst and hedge fund investor provides a unique and essential skillset to LendingTree, and he has a proven track record at the Company of driving shareholder value,” continued Lebda.

As LendingTree embarks on this new chapter, the Company believes it remains poised for continued success and strategic innovation.

Second-quarter 2024 Outlook

In the second quarter we anticipate revenue will be above the previously forecasted range of $175 - $190 million, and we reiterate our published second quarter variable marketing margin and adjusted EBITDA outlook of $70 - $76 million and $22 – $26 million, respectively.

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About LendingTree, Inc.

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of over 400 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Cautionary Language Concerning Forward-Looking Statements

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the Securities and Exchange Commission (“SEC”) and which you should review, including those statements under “Item 1A – Risk Factors” in the Company’s Annual Report on Form 10-K, as may be amended from time to time by other reports the Company files with the SEC. These forward-looking statements should not be relied upon as predictions of future events and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

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